UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): March 7, 2005


                              THE DRESS BARN, INC.
             (Exact name of registrant as specified in its charter)


                                   Connecticut
                 (State or other Jurisdiction of Incorporation)


0-11736                                                          06-0812960
Commission File                                               (I.R.S. Employer
Number)                                                      Identification No.)

30 Dunnigan Drive, Suffern, New York                                10901
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (845) 369-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

__ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange
Act(17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

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Section 1   -     Registrant's Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement

     On March 7, 2005, the Board of Directors and the Compensation Committee of the Board of Directors of The Dress Barn, Inc. (the "Company") took the actions described below.

     1. As a  result  of the  Company's  acquisition  of  Maurices  Incorporated
("Maurices") on January 3, 2005, and in order to coordinate the compensation levels of executives of Maurices and of the Company, the Compensation Committee approved certain changes, effective January 30, 2005 (the beginning of the third quarter of the Company's current fiscal year) in the Management Incentive
(Bonus) Plan for the executives of the Company (including executives of Maurices). The Compensation Committee also approved certain amendments to the Company's 401(k) Plan, including an increase of the Company's matching contributions to 50% of a participant's contribution up to a maximum of five percent of compensation and changing the plan to provide that years of service will include years of service with Maurices. The Compensation Committee also approved amendments to the Company's Nonqualified Deferred Compensation Plan, which has the effect of increasing the match provisions of the plan for highly compensated executives. The foregoing changes may have the effect of increasing the amount of the compensation payable to the Company's Chief Executive Officer and four other most highly compensated officers.

     2. Upon the recommendation of the Compensation Committee, the Board of Directors gave final approval to amendments to the Company's 2001 Stock Option Plan, effective January 1, 2005, subject to shareholder approval at the Company's 2005 Annual Meeting of Shareholders. These amendments, among other things, change the name of such plan to the "Stock Incentive Plan," broaden such plan to permit the granting of awards of restricted common stock of the Company and increase the number of shares of common stock of the Company issuable under such plan.

     3. The Compensation Committee increased the base annual salary rates of five corporate officers effective January 2, 2005, including the following:
David R. Jaffe (President and Chief Executive Officer) - from $670,000 to $750,000; Elliott S. Jaffe (Chairman of the Board) - from $618,000 to $640,000; Armand Correia (Senior Vice President and Chief Financial Officer) - from $265,000 to $300,000; and Vivian Behrens (Senior Vice President and Chief Marketing Officer) - from $255,000 to $280,000.

     4. The Compensation Committee authorized grants of restricted common stock of the Company, including grants of 5,000 shares to David R. Jaffe, 2,500 shares to Elliot S. Jaffe and 2,500 shares to Armand Correia.

     5. The Board of Directors approved: (a) increasing the annual director's fee for directors who are not also officers of the Company from $15,000 to $25,000; (b) payments of an additional $1,000 per Board year to members of the Nominating Committee; and (c) the appointment of Klaus Eppler, a director, as Board Secretary and payment of $7,000 per Board year for his services in recording minutes of all Board and Board Committee meetings. All of the foregoing are effective for the Board year ending on the date of the Company's 2005 Annual Meeting of Shareholders to be held this Fall.

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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE DRESS BARN INC.
(Registrant)


BY: /S/ ARMAND CORREIA
Armand Correia
Senior Vice President
(Principal Financial
and Accounting Officer)